EXHIBIT (2)(d)(1)


                        (PORTIONS OF DECLARATION OF TRUST

                        RELATING TO SHAREHOLDERS' RIGHTS)

                     INVESCO GLOBAL FINANCIAL SERVICES FUND


                                    * * * * *




                                    ARTICLE I

                              NAME AND DEFINITIONS


                                    * * * * *

           (m)      "SHAREHOLDER" means a record owner of outstanding Shares.

           (n) "SHARES" means the units of interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares.


                                    * * * * *



                                   ARTICLE III

                               POWERS OF TRUSTEES

                  SECTION 3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Fund Property and over the business of the Fund to the same extent as if the Trustees were the sole owners of the Fund Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Fund and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the
Fund  although  such  things  are  not  herein   specifically   mentioned.   Any

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determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

                  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

                  SECTION 3.2 INVESTMENTS. The Trustees shall have the power to:

                   (a) conduct, operate and carry on the business of an investment company;

                   (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, sell short, assign, transfer, exchange, distribute, lend or otherwise deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments that may not be deemed to be securities, including, but not limited to, futures contracts and options thereon, forward foreign currency contracts, and equity swaps. Such securities and other financial instruments may include, but are not limited to, shares, stocks, bonds, debentures, notes, script, participation certificates, rights to subscribe, warrants, options, repurchase agreements, commercial paper, evidences of indebtedness, certificates of indebtedness, issued or to be issued by any corporation, company, partnership, association, trust or entity, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or of any foreign country, or any state, province, territory or possession thereof; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustee shall be deemed to have the foregoing powers with respect to any additional securities in which the Fund may invest should the Fundamental Policies be amended.

The Trustee shall not be limited to investing in obligations maturing before the possible termination of the Fund, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                  SECTION 3.3. LEGAL TITLE. Legal title to all the Fund Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Fund therein is appropriately protected. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  SECTION 3.4 ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Fund, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

                  SECTION 3.5 BORROWING MONEY; LENDING FUND ASSETS. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Fund, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Fund assets.

                  SECTION 3.6 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Fund and the Fund Property, to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things and the execution of such instruments either in the name of the Fund or the names of the Trustees or otherwise as the Trustees may deem expedient.

                  SECTION 3.7 COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Fund; to pay all claims, including taxes, against the Fund Property; to prosecute, defend, compromise or abandon any claims relating to the Fund Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Fund; and to enter into releases, agreements and other instruments.

                  SECTION 3.8 EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Fund to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

                  SECTION 3.9 MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Fund and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

                  SECTION 3.10 MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Fund; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove

Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Fund Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Fund against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Fund would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Fund; (f) to the extent permitted by law, indemnify any person with whom the Fund has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Fund and the method by which its accounts shall be kept; and (i) adopt a seal for the Fund, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Fund.

                  SECTION 3.11 PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Fund is a party, the Trustees shall not, on behalf of the Fund, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Fund to, any Trustee or officer of the Fund or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Fund or any Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

                  SECTION 3.12 LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Fund, and out of the assets of the Fund to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Fund, whether or not the Fund or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Fund.


                                    * * * * *

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

                  SECTION 5.1 NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Fund Property or the acts, obligations or affairs of the Fund. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Shareholder liability for the acts and obligations of the Fund is hereby expressly disclaimed. Every note, bond, contract, or other undertaking issued by or on behalf of the Fund or the Trustees relating to the Fund shall include a notice and provision limiting the obligation represented thereby to the Fund and its assets (but the omission of such notice and provision shall not operate to impose any liability or obligation on any Shareholder). No Trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever to any Person, in connection with the Fund Property or the affairs of the Fund, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and all such Persons shall look solely to the Fund Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Shareholder, Trustee, officer, employee or agent, as such, of the Fund is made a party to any suit or proceeding to enforce any such liability, he or she shall not, on account thereof, be held to any personal liability. The Fund shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, other than by reason of his or her own wrongful act or omission, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Fund to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

                  SECTION 5.2 NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Fund shall be liable to the Fund, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof, for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

                  SECTION 5.3 INDEMNIFICATION. (a) The Trustees shall provide for indemnification by the Fund of any person who is, or has been, a Trustee, officer, employee or agent of the Fund against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

                  (b) The words "claim," "action," suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.


                                    * * * * *



                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

                  SECTION 6.1 BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.001 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

                  SECTION 6.2 RIGHTS OF SHAREHOLDERS. The ownership of the Fund Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.


                                    * * * * *

                  SECTION 6.8 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof;
(ii) for the removal of Trustees as provided in Section 2.2 hereof; (iii) with respect to termination of the Fund as provided in Section 8.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 8.3, (v) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4, 8.5 and 8.6, (vi) with respect to incorporation or reorganization of the Fund to the extent and as provided in Section 8.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Fund or the Shareholders, and (viii) with respect to such additional matters relating to the Fund as may be required by law, the Declaration, the By-Laws or any registration of the Fund with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Fund as of the record date, as determined in accordance with the By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.


                                    * * * * *



                                  ARTICLE VIII

                            DURATION; TERMINATION OF
                         FUND; AMENDMENT; MERGERS, ETC.

                  SECTION 8.1 DURATION. The Fund shall continue without limitation of time but subject to the provisions of this Article VIII.

                  SECTION 8.2 TERMINATION OF FUND. (a) The Fund may be terminated by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Fund except that a Majority Shareholder Vote shall be sufficient if termination of the Fund has been recommended by two-thirds of the Trustees. Upon the termination of the Fund:

                           (i) The Fund shall  carry on no  business  except for
the purpose of winding up its affairs.

                           (ii)  The  Trustees  shall  proceed  to  wind  up the
affairs of the Fund and all of the powers
of the Trustees under this Declaration shall continue until the affairs of the Fund shall have been wound up, including the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Fund Property shall require Shareholder approval in accordance with Section 8.4 hereof.

                           (iii) After paying or  adequately  providing  for the
payment of all liabilities, and upon
receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders of the Fund according to their respective rights.

                  (b) After termination of the Fund and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Fund an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Fund, and the rights and interests of all Shareholders of the Fund shall thereupon cease.

                  SECTION 8.3 AMENDMENT PROCEDURES. (a)Except as provided in paragraph (c) of this Section 8.3, this Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Fund, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Fund or the Shareholders, but the Trustees shall not be liable for failing to so, or
(iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

                  (b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Fund by reducing the amount payable thereon upon liquidation of the Fund or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Fund outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Fund or to permit assessments upon Shareholders set forth in Section 5.1 above.

                  (c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 8.3, 8.4,
8.6 and 8.7 unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of that proportion of the Shares outstanding and entitled to vote as would be necessary to approve the transaction or action set forth in that respective section under circumstances where the Board of Trustees has not recommended approval of the transaction or action. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Fund and any national securities exchange.

                  (d) A certificate signed by a majority of the Trustees or the Secretary or any Assistant Secretary of the Fund, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Fund. Unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Fund.

                  Notwithstanding any other provision hereof, until such time as the Registration Statement covering the first public offering of securities of the Fund shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  SECTION 8.4 MERGER, CONSOLIDATION AND SALE OF ASSETS. The Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Fund Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the Shares of the Fund outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds (66 2/3%) of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by two-thirds of the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the laws of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of business of the Fund.

                  SECTION 8.5 INCORPORATION AND REORGANIZATION. With approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Fund Property or to carry on any business in which the Fund shall directly or indirectly have any interest, and to sell, convey and transfer the Fund Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Fund holds or is about to acquire shares or any other interest. Subject to Section 8.4 hereof, the Trustees may also cause a merger or consolidation between the Fund or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Fund Property to such organization or entities.

                  SECTION 8.6 CONVERSION. The Fund may be converted at any time from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act, upon the approval of such a proposal, together with the necessary amendments to the Declaration of Trust to permit such a conversion, by the holders of not less than two-thirds (66-2/3%) of the Fund's outstanding Shares entitled to vote, except that if such proposal is recommended by two-thirds of the total number of Trustees then in office, such proposal may be adopted by a Majority Shareholder Vote. From time to time, the Trustees will consider recommending to the Shareholders a proposal to convert the Fund from a "closed-end company" to an "open-end company." Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion by not less than two-thirds (66 2/3%) of the Fund's outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

                  SECTION 8.7 CERTAIN TRANSACTIONS. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph
(c) of this Section shall require the affirmative vote or consent of the holders of eighty percent (80%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Fund and any national securities exchange.

                  (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Fund) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                  (c) This Section shall apply to the following transactions:

                      (i) The merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder.

                      (ii) The issuance of any securities of the Fund to any Principal Shareholder for cash.

                      (iii) The sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                      (iv) The sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                      (v)      The liquidation or dissolution of the Fund.

                      (vi) A change in the nature of the business of the Fund so that it would cease to be an investment company registered under the 1940 Act.

                      (vii) The conversion of the Fund to an "open-end company," or any amendment to the Declaration of Trust of the Fund that makes the Shares a "redeemable security," as such terms are defined in the 1940 Act.

                  (d) The  provisions of this Section shall not be applicable to
(i) any of the transactions described in paragraph (c) of this Section if two-thirds of the Board of Trustees of the Fund shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Fund and its subsidiaries.

                  (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Fund whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Fund or any subsidiary thereof constitute a substantial part of the assets of the Fund and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.


                                    * * * * *